UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2006

Diversified Financial Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-22373
(Commission File Number)

58-2027283
(I.R.S. Employer Identification No.)

8765 Aero Drive, San Diego, CA 92154
(Address of Principal Executive Offices) (Zip Code)

(858) 560-8321
(Registrant's Telephone Number, Including Area Code)

    This Current Report on Form 8-K is filed by Diversified Financial Resources Corp., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 1.01 Entry Into A Material Definitive Agreement

    As of April 1, 2006, the Registrant entered into a Plan of Exchange (the “Agreement”), between and among the Registrant, Jiang Xi Tai Na Guo Ye You Xian Gong Si, a corporation organized and existing under the laws of the Peoples’ Republic of China (“Tai Na”), the shareholders of Tai Na (the “Tai Na Shareholders”) and the Majority Shareholder of the Registrant.

    Pursuant to the terms of the Agreement, two simultaneous transactions will be consummated at closing, as follows: (i) the Majority Shareholder of the Registrant will deliver the 13,150 convertible Series A preferred shares and 12,100,000 non-convertible Series B preferred shares of the Registrant to the Tai Na Shareholders in exchange for total payments of $500,000 in cash and (ii) the Registrant will issue to the Tai Na Shareholders an amount equal to 375,000,000 new investment shares of common stock of the Registrant pursuant to Regulation S under the Securities Act of 1933, as amended, in exchange for all of their shares of registered capital of Tai Na. Upon completion of the exchange, Tai Na will become a wholly-owned subsidiary of the Registrant. An executed copy of the Agreement is attached hereto as Exhibit 10.

    At closing, 375,000,000 shares of common stock of the Registrant will be issued and distributed pro rata to the Tai Na Shareholders with the result that they will be in control of the Registrant. Furthermore, Elson Soto Jr., President and Director of the Registrant, anticipates appointing new directors who are designees of Tai Na to the Board of Directors and then will resign. If 375,000,000 shares of common stock were issued, they would represent approximately 99% of the then issued and outstanding shares.

    It is important to note that in connection with the transfer of the convertible Series A preferred stock and non-convertible Series B preferred stock as described above, the two Beneficial Shareholders of the Registrant will receive total payments of $30,000 in cash. An additional, $470,000 (per the escrow agreement) will be deposited by Tai Na to disburse and settle the remaining liabilities of the Registrant, including, but not limited to the $120,000 settlement payment to the Securities and Exchange Commission and to disburse prior escrow commitments. The Majority Shareholder had no pre-existing material relationship of any kind with Tai Na or its shareholders prior to the herein described agreement.

    The Registrant has agreed to use its best efforts to insure that the escrow conditions under the Escrow Agreement will be satisfied as promptly as practicable so that the closing deliveries under the Agreement will occur and a change of control of the Registrant will happen as soon as possible.

    The Registrant currently has issued and outstanding 2,381,323 shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol “DVFN”.

CONSUMMATION OF THE THIS EXCHANGE TRANSACTION WILL RESULT IN A CHANGE OF CONTROL OF THE REGISTRANT.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED FINANCIAL RESOURCES CORP.

Date: April 1, 2006	By:	/s/ Elson Soto Jr.
Elson Soto Jr. President and Director

3

EXHIBIT INDEX

Exhibit Number	Description

10	Plan of Exchange, dated April 1, 2006

4